As filed with the Securities and Exchange Commission on August 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

MRC GLOBAL INC. 2011 OMNIBUS INCENTIVE PLAN, as amended

(Full title of the plan)

Daniel J. Churay

Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

MRC Global Inc.

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

Telephone: (877) 294-7574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian P. Fenske

Norton Rose Fulbright US LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	4,147,475 shares	$12.51	$51,884,912.25	$6,030

(1)	This Registration Statement also includes such additional number of shares of MRC Global Inc. common stock, par value $0.01 (“Common Stock”), as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon the average of the high and low prices of Common Stock on August 12, 2015, as reported on the New York Stock Exchange, of $12.51.

EXPLANATORY NOTE

On April 29, 2015, at the 2015 Annual Meeting of Stockholders of MRC Global Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the MRC Global Inc. 2011 Omnibus Incentive Plan (the “Plan”). The Amendment provides, among other things, that an additional 4,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) may be issued under the Plan, less 102,525 “Remaining Shares,” which is defined in the Amendment to include 958,926 shares of Common Stock remaining reserved for issuance under the Plan on February 16, 2015, plus 23,292 additional shares of Common Stock that were returned under the Plan prior to April 29, 2015 and less 879,693 additional shares reserved for or granted as awards from February 16, 2015 and before April 29, 2015 (4,250,000 shares less the 102,525 Remaining Shares shall be the “Additional Shares”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register the Additional Shares. These shares are in addition to the 3,250,000 shares of Common Stock, that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-180777) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2012. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	Interest of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Officers and Directors

The disclosure under Item 6 of the Registration Statement on Form S-8 (File No. 333-180777) is incorporated herein by reference; however, the fourth paragraph under Item 6 is not incorporated by reference and is instead supplemented by the following:

The registrant has entered into indemnity agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of MRC Global Inc. dated April 11, 2012. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on April 17, 2012)

4.2	Amended and Restated Bylaws of MRC Global Inc. dated November 7, 2013. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on November 13, 2013)

4.3	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock of MRC Global Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on June 11, 2015)

4.4	Shareholders’ Agreement, dated June 10, 2015, by and between MRC Global Inc. and Mario Investments LLC (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on June 11, 2015)

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page to this Registration Statement)

99.1	MRC Global Inc. 2011 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of MRC Global Inc. filed with the Commission on March 5, 2012)

99.2*	Amendment to the MRC Global Inc. 2011 Omnibus Incentive Plan

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, MRC Global Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 18, 2015.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of MRC Global Inc., hereby severally constitute and appoint Andrew R. Lane, James E. Braun and Daniel J. Churay, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (principal executive officer)	August 18, 2015

/s/ James E. Braun James E. Braun	Executive Vice President and Chief Financial Officer (principal financial officer)	August 18, 2015

/s/ Elton R. Bond Elton R. Bond	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 18, 2015

/s/ Rhys J. Best Rhys J. Best	Lead Director	August 18, 2015

/s/ Leonard M. Anthony Leonard M. Anthony	Director	August 18, 2015

/s/ Barbara J. Duganier Barbara J. Duganier	Director	August 18, 2015

/s/ Craig Ketchum Craig Ketchum	Director	August 18, 2015

/s/ Gerard P. Krans Gerard P. Krans	Director	August 18, 2015

/s/ Dr. Cornelis A. Linse Dr. Cornelis A. Linse	Director	August 18, 2015

/s/ John A. Perkins John A. Perkins	Director	August 18, 2015

/s/ H.B. Wehrle, III H.B. Wehrle, III	Director	August 18, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of MRC Global Inc. dated April 11, 2012. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on April 17, 2012)

4.2	Amended and Restated Bylaws of MRC Global Inc. dated November 7, 2013. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on November 13, 2013)

4.3	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock of MRC Global Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on June 11, 2015)

4.4	Shareholders’ Agreement, dated June 10, 2015, by and between MRC Global Inc. and Mario Investments LLC (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the Commission on June 11, 2015)

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page to this Registration Statement)

99.1	MRC Global Inc. 2011 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of MRC Global Inc. filed with the Commission on March 5, 2012)

99.2*	Amendment to the MRC Global Inc. 2011 Omnibus Incentive Plan

*	Filed herewith.